Exhibit 99.2

Investor Update – October 22, 2009

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes actual third quarter consolidated statistical information and forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty.  In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance.  Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the third quarter of 2009.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP – CONSOLIDATED

Third Quarter Statistics
	Three Months Ended Sept. 30
	2009	2008	Change
Capacity (ASMs in millions)*	6,952	7,251		(4.1)%
Traffic (RPMs in millions)	5,686	5,733		(0.8)%
Revenue passengers (000s)	6,055	6,521		(7.1)%
Load factor	81.8%	79.1%	2.7	pts
Passenger revenue per ASM (cents)	12.73	13.14		(3.1)%
Cost per ASM, excluding fuel and special items (cents)	8.76	8.04		9.0%
* Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.

Forecast Information
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)*	6,400	flat	26,340	(5)%
Cost per ASM excluding fuel and special items (cents)**	9.2 – 9.3	6% – 7%	9.1	8%
Fuel Gallons (000,000)	88	(2)%	363	(9)%
Economic fuel cost per gallon***	$2.30	(9)%	$2.05	(32)%
* Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.

** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.  Q200 fleet transition charges for Horizon are not considered special items in this forecast.

***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.

Nonoperating Expense
Our consolidated nonoperating expense is estimated to be approximately $18 million in the fourth quarter 2009.

ALASKA AIRLINES – MAINLINE

Forecast Information
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	5,580	flat	23,050	(5)%
Cost per ASM excluding fuel and special items (cents)*	8.3	6%	8.2	10%
Fuel gallons (000,000)	73	(4)%	303	(9)%
Economic fuel cost per gallon**	$2.29	(9)%	$2.05	(32)%

*  For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results. Special items for the year include the pilot contract transition costs recorded in the second quarter of 2009.

** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:  crude oil cost – $1.90 ($80 per barrel); refining margin – 22 cents; taxes and fees – 13 cents; cost of settled hedges – 4 cents.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	October	November	December
Point Change Y-O-Y	+3.5 pts	+2.5 pts	flat

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	350	16%	1,360	(3)%
Cost per ASM (cents)*	19.6	(7)%	19.4	(9)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	October	November	December
Point Change Y-O-Y	+2.5 pts	+3.0 pts	+2.5 pts

HORIZON AIR

Forecast Information
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)*	820	4%	3,290	(9)%
Cost per ASM excluding fuel and CRJ-700 fleet transition charges (cents)**	15.4 – 15.5	3%	15.2 – 15.3	5%
Cost per ASM excluding fuel and all fleet transition charges (cents)**	15.4 – 15.5	3% – 4%	14.9 – 15.0	5%
Fuel gallons (in millions)	15	3%	60	(10)%
Economic fuel cost per gallon***	$2.34	(10)%	$2.07	(32)%
* Capacity includes brand flying and CPA flying for Alaska.  Brand capacity is expected to decline approximately 3% in the fourth quarter of 2009 compared to the prior-year period.
** For Horizon, our forecast of cost per ASM excluding fuel is based on forward-looking estimates, which may differ significantly from actual results.

*** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:  crude oil cost – $1.90 ($80 per barrel); refining margin – 22 cents; taxes and fees – 18 cents; cost of settled hedges – 4 cents.

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)

	October	November	December
Point Change Y-O-Y	+1.5 pts	+0.5 pts	-2.0 pts

AIR GROUP – BALANCE SHEET

Cash and Share Count
(in millions)	September 30, 2009	December 31, 2008
Cash and marketable securities	$1,230	$1,077
Common shares outstanding	35.251	36.275

Capital Expenditures
Total expected gross capital expenditures for 2009 are as follows (in millions):

	Total 2009 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$290	$64	$354
Horizon	80	6	86
Air Group	$370	$70	$440
*Amounts exclude any proceeds from the sale of assets.

Firm Aircraft Commitments
The tables below reflect the current delivery schedules for firm aircraft.
	Q4 2009	2010	2011	2012	2013	Beyond 2013	Total
Alaska (B737-800)*	--	6	1	2	2	4	15
Horizon (Q400)*	3	-	-	4	4	-	11
Totals	3	6	1	6	6	4	26

* Alaska has options to acquire 40 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count
		Actual Fleet Count		Expected Fleet Activity
Alaska	Seats	Dec. 31, 2008	Sept. 30, 2009	Q4 Changes	Dec. 31, 2009[2]	2010 Changes	Dec. 31, 2010[2]	2011 Changes	Dec. 31, 2011[2]
737-400F [1]	---	1	1	---	1	---	1	---	1
737-400C [1]	72	5	5	---	5	---	5	---	5
737-400	144	31	28	---	28	(5)	23	(2)	21
737-700	124	20	19	---	19	(2)	17	---	17
737-800	157	41	51	---	51	6	57	1	58
737-900	172	12	12	---	12	---	12	---	12
Totals		110	116	---	116	(1)	115	(1)	114
		Actual Fleet Count		Expected Fleet Activity
Horizon	Seats	Dec. 31, 2008	Sept. 30, 2009	Q4 Changes	Dec. 31, 2009[2]	2010 Changes	Dec. 31, 2010[2]	2011 Changes	Dec. 31, 2011[2]
Q200	37	6	---	---	---	---	---	---	---
Q400	76	35	37	3	40	---	40	---	40
CRJ-700 [3]	70	18	18	(3)	15	---	15	---	15
Totals		59	55	---	55	---	55	---	55
1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2009, 2010 and 2011 are subject to change.
3 The planned CRJ fleet activity is subject to change as we finalize the fleet transition plan and is dependent on our ability to remarket the CRJ aircraft.  If we are unable to dispose of the CRJ aircraft to coincide with the delivery of the Q400 aircraft, we plan to reduce the average utilization of Horizon’s fleet in order to maintain capacity plans.

AIR GROUP – BALANCE SHEET (continued)

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Fourth Quarter 2009	50%	$76
Full Year 2009	50%	$76
First Quarter 2010	46%	$68
Second Quarter 2010	47%	$68
Third Quarter 2010	46%	$72
Fourth Quarter 2010	33%	$78
Full Year 2010	43%	$71
First Quarter 2011	26%	$86
Second Quarter 2011	24%	$79
Third Quarter 2011	21%	$80
Fourth Quarter 2011	15%	$81
Full Year 2011	22%	$82
First Quarter 2012	10%	$87
Full Year 2012	2%	$87

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 47% of our fourth quarter 2009 estimated jet fuel purchases and 27% of our first quarter 2010 estimated jet fuel purchases at an average price of 22 cents per gallon and 25 cents per gallon, respectively.